                                                                EXHIBIT 10.12(c)


                              CONSULTING AGREEMENT

         This is a legal agreement ("Agreement"), effective as of the 15th day of January 2001, executed by and among ORINCON Industries, Inc., a California corporation having its principal place of business at 9363 Towne Centre Drive, San Diego, California 92121, ("ORINCON"), John T. Rickard, having an address at 52 Oak View Circle, DWII, Durango, Colorado 81301 ("Dr. Rickard"), and OptiMark, Inc., a Delaware corporation having its principal place of business at 10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302 ("OptiMark"). ORINCON, Dr. Rickard, and OptiMark may be referred to herein as the "Parties" and each a "Party."

         WHEREAS, Dr. Rickard is a Director and Chief Scientific Officer of OptiMark;

         WHEREAS, Dr. Rickard has been employed by OptiMark or its affiliates since 1994 and has been primarily responsible for the creation and development of OptiMark's matching algorithms;

         WHEREAS, Dr. Rickard will leave the employ of OptiMark as of January 5, 2001 and will become employed by ORINCON as of January 15, 2001; and

         WHEREAS, the Parties desire that this Agreement govern and provide the terms and conditions under which ORINCON shall make Dr. Rickard available to provide consulting services to OptiMark.

         NOW, THEREFORE, for and in consideration of the agreements set forth below, the Parties agree as follows:

         1. DESCRIPTION OF WORK. ORINCON agrees to make Dr. Rickard available as stated herein to provide, and Dr. Rickard agrees to provide, OptiMark with the services set forth in EXHIBIT A. Dr. Rickard will retain absolute discretion as to the manner and means of carrying out his activities and responsibilities hereunder.

         2. PARTIES' RELATIONSHIP. This Agreement does not create an employee/employer relationship between ORINCON and OptiMark, or Dr. Rickard and OptiMark. It is the Parties' intention that ORINCON will be an independent contractor of OptiMark and that ORINCON and Dr. Rickard will not be employees of OptiMark for any and all purposes, including, without limitation, the application of the Fair Labor Standards Act minimum wage and overtime provisions, Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, any state income tax law, or any local income tax law, any state workers' compensation laws, and any state unemployment insurance law.

         3. TRAVEL. Upon the reasonable request of OptiMark, Dr. Rickard shall travel to and from OptiMark, including its Jersey City, NJ office, to perform certain of the services hereunder; provided, however, that such travel is deemed reasonably necessary. The Parties agree that Dr. Rickard shall not be obligated to perform services hereunder outside of Durango, Colorado for more than five
(5) days per calendar quarter.

         4. HOURS. Dr. Rickard shall perform services hereunder for a maximum of forty five (45) hours per month, which shall include time spent for travel. Dr. Rickard shall set his own hours and work schedule in coordination with OptiMark's needs.

         5. COMPENSATION. OptiMark will pay ORINCON at the rate(s) specified in and in accordance with EXHIBIT A. Invoices shall be rendered monthly by ORINCON on its letterhead and shall specify a brief description of services performed by Dr. Rickard. OptiMark will pay ORINCON within thirty (30) days of receiving the invoice. ORINCON represents and warrants that the hourly rate specified in EXHIBIT A is its normal and customary rate charged for the time of Dr. Rickard.

         6. EXPENSES. OptiMark shall reimburse ORINCON or Dr. Rickard for only necessary expenses incurred in the rendition of services; provided, however, that ORINCON and/or Dr. Rickard have obtained prior written approval from OptiMark before incurring expenses in excess of $250.

         7. SUPPLIES. ORINCON will provide Dr. Rickard with his own supplies and equipment required to complete the tasks for which he was retained.

         8. TAXES. ORINCON and Dr. Rickard will not be treated as employees with respect to services rendered under this Agreement for federal, state, and/or local tax purposes. Neither federal, nor state, nor local income tax, nor payroll tax of any kind shall be withheld by OptiMark on behalf of ORINCON or Dr. Rickard. ORINCON and Dr. Rickard understand that it is their responsibility to pay income, social security, and all other taxes.

         9. BENEFITS. ORINCON and Dr. Rickard acknowledge that they are engaged in an independent business and are not eligible to participate in any pension, health, or other fringe benefits plan of OptiMark.

         10. INSURANCE. No Workers' Compensation Insurance shall be obtained by OptiMark for ORINCON or Dr. Rickard. ORINCON understands that it is its responsibility to comply with the Workers' Compensation Laws.

         11. CONFIDENTIALITY. Dr. Rickard acknowledges that, during performance of services under this Agreement, he will have access to information relating to OptiMark's business that provides OptiMark with a competitive advantage (or that could be used to OptiMark's disadvantage by a competitor), that is not generally known by persons not employed/associated with OptiMark and that could not easily be learned or determined by someone outside OptiMark ("Confidential Information"). Dr. Rickard acknowledges that Confidential Information shall include, but not be limited to, all business, technical, proprietary, trade secret, and other information of OptiMark, its affiliates, or a third party, whether disclosed in writing, orally, or in any other form, tangible or intangible, including, but not limited to, patents, patent applications, research, product plans, product developments, inventions, designs, formulae, markets, software (including source and object code), algorithms, business plans, customers, marketing, and finances of OptiMark. Confidential Information shall not, however, include information that is or becomes widely known to the general public through no act or failure to act by Dr. Rickard. ORINCON acknowledges that it shall have access to such Confidential Information by virtue of Dr. Rickard, its employee, having access to such Confidential Information.

         12. NONDISCLOSURE AND LIMITED USE. ORINCON and Dr. Rickard agree to use their best efforts, both during and after performance of services, to hold all Confidential Information in a fiduciary capacity for the benefit of OptiMark and to safeguard all such Confidential Information. ORINCON and Dr. Rickard also agree that they will not directly or indirectly use Confidential Information except as may be necessary in the good faith performance of services for OptiMark. Except as permitted under this Agreement, Dr. Rickard shall not disclose any portion of Confidential Information to any (a) third party or (b) any other employee, director, officer, or consultant of ORINCON that does not have a need to know. Dr. Rickard and ORINCON shall immediately notify OptiMark upon receiving a request from a third party to disclose Confidential Information of OptiMark and shall cooperate with OptiMark to protect the Confidential Information. The rights set forth herein are in addition to all rights OptiMark may have under the common law or the applicable statutory laws relating to the protection of confidential information and trade secrets.

         13. THIRD PARTY CONFIDENTIAL INFORMATION. ORINCON and Dr. Rickard recognize that OptiMark has received and in the future may receive from third parties their confidential or proprietary information subject to a duty on OptiMark's part to maintain the confidentiality of such information and to use it only for certain limited purposes. ORINCON and Dr. Rickard agree that they owe a duty to OptiMark and such third parties, during the term of this Agreement and thereafter, to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the services for OptiMark consistent with OptiMark's agreement with such third party. ORINCON and Dr. Rickard shall treat such confidential and/or proprietary information of third parties (a) as they would treat OptiMark's Confidential Information and/or (b) pursuant to the terms of agreements governing such information that OptiMark has with such third parties, if OptiMark informs ORINCON and Dr. Rickard in writing of the terms of such third party agreements in advance requiring their compliance with this provision.

         14. NO VIOLATION OF RIGHTS OF THIRD PARTIES. ORINCON and Dr. Rickard warrant that their performance under the terms of this Agreement does not and will not breach any of either of their agreements to keep in confidence proprietary information, knowledge or data acquired by either of them prior to this engagement. ORINCON and Dr. Rickard warrant that neither is a party to any other agreement that will interfere with their full compliance with this Agreement.

         15. NONSOLICITATION. During the term of this Agreement and for a period of one year thereafter, a party shall not, directly or indirectly, for themselves or for any other person or entity, attempt to employ or enter into any contractual arrangement with any current employee or consultant of another. OptiMark acknowledges and agrees that Dr. Rickard may assist current employees of OptiMark who are terminated by OptiMark, or who leave OptiMark voluntarily, in finding other employment; provided, however, that Dr. Rickard and ORINCON do not violate the first sentence of this Section 15.

         16. INTELLECTUAL PROPERTY AND INVENTIONS. ORINCON and Dr. Rickard acknowledge that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, methods of organizing information, inventions, patentable or otherwise, discoveries, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts and diagrams, procedures, data, documentation and writings and applications thereof relating to the business of OptiMark that, alone or jointly with others, ORINCON and Dr. Rickard may have discovered, conceived, created, made, developed, reduced to practice or acquired, while performing services under this Agreement (collectively, "Developments"), are works made for hire and shall remain the sole and exclusive property of OptiMark. In the case that such Development are not deemed to be works for hire for any reason, ORINCON and Dr. Rickard hereby assign to OptiMark all of their right, title and interest in and to all such Developments. ORINCON and Dr. Rickard agree to disclose to OptiMark promptly and fully all future Developments and, at any time, either during the term of this Agreement or thereafter, upon request and at the expense of OptiMark, to execute, acknowledge and deliver to OptiMark all instruments that OptiMark shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of OptiMark to enable OptiMark to file and prosecute applications for and to acquire, maintain and enforce all letters patent, trademark registrations or copyrights covering past or future Developments in all countries in which the same are deemed necessary by OptiMark. All data, memoranda, notes, lists, drawings, records, files, customer lists, supplier lists and other documentation (and all copies thereof) made or compiled by ORINCON and/or Dr. Rickard or made available to ORINCON or Dr. Rickard concerning the Developments or otherwise concerning the past, present or planned business of OptiMark are the property of OptiMark, and will be delivered by ORINCON and/or Dr. Rickard to OptiMark promptly upon the expiration or termination of this Agreement. All other discoveries, improvements or inventions owned by ORINCON and Dr. Rickard at the time of the execution of this Agreement, are expressly reserved and excepted from the provisions of this Agreement.

         17. COMPANY DOCUMENTS. ORINCON and Dr. Rickard acknowledge that all documents created by them or received from OptiMark in connection with services performed are owned by OptiMark or the third party providing them to OptiMark. Such documents include files, memoranda, correspondence, reports, client lists, contact lists, clients records and compilations of information, however such information may be recorded and whether on hard copy or on a computer, computer disk, or magnetic disk ("Company Documents"). ORINCON and Dr. Rickard agree to return and/or destroy, at OptiMark's request, all Company Documents (including all copies) to OptiMark promptly upon completion of services and agrees that, during and after the term of this Agreement, he will not, under any circumstances, without the specific written authorization of OptiMark, disclose Company Documents or any information contained in Company Documents to anyone outside OptiMark or use Company Documents for any purpose other than the advancement of OptiMark's interests.

         18. INDEMNITY. ORINCON and Dr. Rickard agree to indemnify and hold harmless OptiMark, its subsidiaries, affiliates, and their directors, officers, employees and agents, from and against any and all losses, expenses, costs, liabilities and damages (including any legal fee and expenses), any and all injuries, whether direct, consequential or incidental in nature, which result from, are connected with or arise out of the performance by ORINCON and Dr. Rickard of the work required under this Agreement, including any act by him inconsistent with their status as an independent contractor.

         19. TERM. This Agreement shall be effective as of the date first stated above and shall expire on January 14, 2002 (the "Term"). Notwithstanding the foregoing, ORINCON shall make Dr. Rickard available to provide the following service(s) to OptiMark for a period of four (4) years from the termination or expiration of this Agreement: At any time upon request and at the expense of OptiMark, Dr. Rickard shall execute, acknowledge and deliver to OptiMark all instruments that OptiMark shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of OptiMark to enable OptiMark to file, maintain, and prosecute applications for and to acquire, maintain and enforce, all of OptiMark's letters patent, trademark registrations, or copyrights in all countries in which the same are deemed necessary by OptiMark.

         20. ASSIGNMENT. This Agreement may not be assigned or transferred by ORINCON or Dr. Rickard without the prior written consent of OptiMark. ORINCON and Dr. Rickard may not subcontract or delegate the services to be performed hereunder to any third party or any other employee or consultant of ORINCON.

         21. TERMINATION OF RELATIONSHIP. OptiMark may terminate this Agreement and Exhibit A prior to its expiration for any good cause, as determined in its reasonable, good faith discretion, upon written notice to ORINCON and Dr. Rickard. ORINCON and Dr. Rickard may terminate this Agreement if not paid by OptiMark within sixty (60) days after submission of his invoice.

         22. AMENDMENT. Except upon execution of a new Project List, this Agreement may only be amended or modified by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by ORINCON and, on behalf of OptiMark, by its duly authorized officer.

         23. SEVERABILITY. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant, or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

         24. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto in respect to the subject matter hereof and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments, and practices between them respecting the subject matter hereof.

         25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws, but not the choice of law rules, of the State of California. Any dispute between the parties related to this Agreement shall be resolved via final and binding arbitration under the auspices of the American Arbitration Association, Labor and Employment Section, and the rules promulgated by that body. The parties hereby agree to share equally the costs of arbitration so long as each party is solely responsible for his respective attorneys'/representatives' fees and disbursements. The parties knowingly waive their right to have a court of law resolve disputes arising under this Agreement.

         26. MISCELLANEOUS. Dr. Rickard agrees that if he should leave the employ of ORINCON during the Term, or if ORINCON shall be in breach of this Agreement, then he shall assume all of the rights and obligations of ORINCON hereunder.


/s/ John. T. Rickard                                 Dated: February 28, 2001
--------------------
John T. Rickard


/s/ R. Taylor                                        Dated: March 5, 2001
-------------
ORINCON, Corporation
(by its duly authorized representative)

/s/ James G. Rickards                                Dated: February 13, 2001
---------------------
OPTIMARK, INC.
(by its duly authorized representative)

                                    EXHIBIT A


DESCRIPTION OF PROJECT


         At OptiMark's request(s) from time to time, Dr. Rickard shall (a) modify, enhance, expand, and consult with OptiMark concerning its existing technology, research, product plans, product developments, inventions, designs, formulae, markets, software, algorithms, and functional specifications known to Dr. Rickard as of January 6, 2001 (collectively, "Technology"), as may be applied to OptiMark's existing and new clients, exchanges, and markets and (b) prepare deliverables and/or work product to be specified by OptiMark relating to the same. For the avoidance of doubt, OptiMark's Technology shall include that which relates to, negotiation, VWAP, aggregation, and other matching technology for electronic exchanges and markets.


PERIOD OF PERFORMANCE


         During the Term (as defined in paragraph 19 above).


PROJECT COST/RATE


US$400 per hour plus reasonable, necessary expenses that are covered by policies adopted by OptiMark, from time to time, for the reimbursement of travel and entertainment expenses of consultants.

OPTIMARK SUPERVISOR

         [TO BE DETERMINED.]

OTHER

         N/A